UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 6, 2012  (August 2, 2012)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 2, 2012 (the “Effective Date”), the Board of Directors of Tredegar Corporation (the “Company”), based on the recommendation of the Executive Compensation Committee of the Board of Directors (the “Committee”), approved and adopted the Executive Incentive-Based Compensation Recoupment Policy (the “Policy”).  The Policy will apply to all incentive-based compensation (“Incentive Awards”) granted on or after the Effective Date to current or former executive officers (“Covered Employees”).  In the event that the Company is required to prepare an accounting restatement of its consolidated financial statements due to the material noncompliance by the Company with any financial reporting requirement under the U.S. federal securities laws (whether or not based on fraud or misconduct), the Board of Directors or the Committee will determine whether any Covered Employee received Incentive Awards in excess of the amount of cash or the number of shares of Company common stock that he or she would otherwise have received or that would have become vested if the restated financial statements had been used to determine whether such Incentive Awards should have been received or vested.  In the event that the Board of Directors or the Committee determines that a Covered Employee received Incentive Awards in excess of the amount of cash or the number of shares of Company common stock that he or she would otherwise have received or that would otherwise have become vested, the Company will recover from such Covered Employee the amount of cash or the number of shares of Company common stock (or equivalent value) in excess of the amount of cash or the number of shares of Company common stock (or equivalent value) that would have been paid or issued or that would have become vested (or if no amount of cash or number of shares of Company common stock would have been paid or issued or have become vested, then the entire amount of cash or number of shares (or equivalent value)) according to the restated financial statements, net of any income or employment taxes paid by the Covered Employee on the Incentive Award, after giving effect to any tax benefit available under the Internal Revenue Code or applicable state tax law on account of the Covered Employee’s repayment.  The Board of Directors or the Committee may, in its sole discretion, recover Incentive Awards in any manner (or combination thereof) permitted by law.  The right to recovery will be limited to Incentive Awards paid or issued during the three years prior to the date on which the Company is required to prepare an accounting restatement of its consolidated financial statements.

Item 8.01	Other Events.

On August 2, 2012, Tredegar Corporation (the “Company”) announced that its Board of Directors increased the quarterly dividend on the Company’s common stock by 33% on an annualized basis.  A copy of the press release announcing the dividend increase is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release, dated August 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: August 6, 2012	By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press Release, dated August 2, 2012.